UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 20, 2023

CNL STRATEGIC CAPITAL, LLC

(Exact name of registrant as specified in its charter)

delaware	000-56162	32-0503849
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

Determination of Net Asset Value for Outstanding Shares for the month ended September 30, 2023

On October 23, 2023, the board of directors (the “Board”) determined the Company’s net asset value per share for each share class in a manner consistent with the Company’s valuation policy, as described under “Determination of Net Asset Value” in this Prospectus. This table provides the Company’s aggregate net asset value and net asset value per share for its Class FA, Class A, Class T, Class D, Class I, and Class S shares as of September 30, 2023 (in thousands, except per share data):

Month Ended September 30, 2023	Class FA	Class A	Class T	Class D	Class I	Class S	Total
Net Asset Value	$151,426	$148,708	$86,091	$81,512	$389,435	$64,108	$921,280
Number of Outstanding Shares	4,202	4,489	2,594	2,481	11,590	1,751	27,107
Net Asset Value, Per Share	$36.03	$33.13	$33.18	$32.86	$33.60	$36.62
Net Asset Value, Per Share Prior Month	$35.95	$33.16	$33.15	$32.81	$33.61	$36.53
Increase/Decrease in Net Asset Value, Per Share from Prior Month	$0.08	($0.03)	$0.03	$0.05	($0.01)	$0.09

The change in the Company’s net asset value per share for each applicable share class for the month ended September 30, 2023 was primarily driven by the increases in the fair value of six out of twelve of the Company’s portfolio company investments. The fair value of five of the Company’s portfolio company investments decreased during the same period. The fair value of one of the Company’s portfolio company investments did not change. As of September 30, 2023, the Company had total assets of approximately $948.8 million.

Public Offering Price Adjustment

On October 23, 2023, the Board approved the new per share public offering price for each share class in the Company’s offering. The new public offering prices will be effective as of October 30, 2023 and will be used for the Company’s next monthly closing for subscriptions on October 31, 2023. The purchase price for Class A, Class T, Class D, and Class I shares purchased under our distribution reinvestment plan will be equal to the net asset value per share for each share class as of September 30, 2023. The following table provides the new public offering prices and applicable upfront selling commissions and dealer manager fees for each share class available in this offering:

	Class A	Class T	Class D	Class I
Public Offering Price, Per Share	$36.21	$34.83	$32.86	$33.60
Selling Commissions, Per Share	$2.17	$1.04
Dealer Manager Fees, Per Share	$0.91	$0.61

We have also posted this information on our website at www.cnlstrategiccapital.com. A subscriber may also obtain this information by calling us by telephone at (866) 650-0650.

Declaration of Distributions

On October 23, 2023, the Board declared cash distributions on the outstanding shares of all classes of our common shares based on a monthly record date, as set forth below:

Distribution Record Date	Distribution Payment Date	Declared Distribution Per Share for Each Share Class
		Class FA	Class A	Class T	Class D	Class I	Class S
November 27, 2023	November 28, 2023	$0.104167	$0.104167	$0.083333	$0.093750	$0.104167	$0.104167

Return Information

The following table illustrates year-to-date (“YTD”), trailing 12 months (“1-Year Return”), 3-Year Return, 5-year Return, Average Annual Return (“AAR”) Since Inception, and cumulative total returns through September 30, 2023 (“Cumulative Total Return”), with and without upfront sales load, as applicable:

	YTD Return(1)	1-Year Return(2)	3-Year Return(3)	5-Year Return(4)	AAR Since Inception(5)	Cumulative Total Return(5)	Cumulative Return Period
Class FA (no sales load)	5.8%	9.0%	38.2%	66.4%	14.2%	80.1%	February 7, 2018 – September 30, 2023
Class FA (with sales load)	-1.1%	1.9%	29.2%	55.6%	12.1%	68.4%	February 7, 2018 – September 30, 2023
Class A (no sales load)	5.1%	7.8%	33.9%	56.2%	12.4%	68.1%	April 10, 2018 – September 30, 2023
Class A (with sales load)	-3.9%	-1.3%	22.5%	42.9%	9.8%	53.8%	April 10, 2018 – September 30, 2023
Class I	5.1%	7.9%	34.3%	57.7%	12.8%	69.9%	April 10, 2018 – September 30, 2023
Class T (no sales load)	4.6%	7.2%	31.1%	49.4%	11.0%	58.7%	May 25, 2018 – September 30, 2023
Class T (with sales load)	-0.4%	2.1%	24.9%	42.3%	9.6%	51.1%	May 25, 2018 – September 30, 2023
Class D	5.0%	7.7%	33.7%	52.5%	11.4%	60.0%	June 26, 2018 – September 30, 2023
Class S (no sales load)	6.2%	9.4%	41.0%	N/A	14.9%	52.1%	March 31, 2020 – September 30, 2023
Class S (with sales load)	2.5%	5.6%	36.0%	N/A	13.4%	46.7%	March 31, 2020 – September 30, 2023

(1) For the period from January 1, 2023 through September 30, 2023.

(2) For the period from October 1, 2022 through September 30, 2023.

(3) For the period from October 1, 2020 through September 30, 2023.

(4) For the period from October 1, 2018 through September 30, 2023.

(5) For the period from the date the first share was issued for each respective share class through September 30, 2023. The AAR Since Inception is calculated by taking the Cumulative Total Return and dividing it by the return period.

Total return is calculated for each share class as the change in the net asset value for such share class during the period and assuming all distributions are reinvested. The Company’s performance changes over time and currently may be different than that shown above. Past performance is no guarantee of future results. For details regarding applicable sales load, please see the “Plan of Distribution” section in the Company’s Prospectus. Class I and Class D shares have no upfront sales load.

For the nine month period ended September 30, 2023, sources of declared distributions on a GAAP basis were as follows:

	Nine Months Ended September 30, 2023
	Amount (in 000s)	% of Total Distributions Declared
Net investment income[1]	$17,278	79.8%
Distributions in excess of net investment income[2]	4,383	20.2%
Total distributions declared	$21,661	100.0%

Cash distributions net of distributions reinvested during the period presented were funded from the following sources:

	Nine Months Ended September 30, 2023
	Amount (in 000s)	% of Cash Distributions Net of Distributions Reinvested
Net investment income before expense support (reimbursement)	$17,922	141.2%
Expense support (reimbursement)	(644)	(5.1)%
Net investment income	$17,278	136.1%
Cash distributions net of distributions reinvested[3]	$12,694	100.0%

[1]	There was no expense support due from the Manager and Sub-Manager for the nine months ended September 30, 2023.
[2]	Consists of distributions made from offering proceeds for the period presented.
[3]	For the nine months ended September 30, 2023, excludes $8,967 of distributions reinvested pursuant to our distribution reinvestment plan.

For the years ended December 31, 2022, 2021, 2020, 2019, and 2018 distributions were paid from multiple sources and these sources included net investment income before expense support of 76.3%, 65.2%, 42.3%, 61.7%, and 85.2%, reimbursable expense support of 0.0%, 0.0%, 33.2%, 23.5% and 11.1%, and offering proceeds of 23.7%, 34.8%, 24.5%, 14.8% and 3.7%, respectively. The Company will be required to repay expense support to the Manager and Sub-Manager in future periods which may reduce future income available for distributions, however, as of the date of this Current Report, management believes that reimbursement of all expense support is not probable under the terms of the Expense Support and Conditional Reimbursement Agreement. For additional information regarding sources of distributions, please see the annual and quarterly reports the Company files with the Securities and Exchange Commission.

We have also posted this information on our website at www.cnlstrategiccapital.com. A subscriber may also obtain this information by calling us by telephone at (866) 650-0650. The calculation of the Company’s net asset value is a calculation of fair value of the Company’s assets less the Company’s outstanding liabilities.

Sill Public Adjusters

On October 20, 2023, we, through our wholly-owned subsidiary, Sill Strategic Capital EquityCo, LLC acquired an approximately 99.1% indirect equity ownership interest in WCG Sill Adjusting LLC, an Ohio limited liability company (“Sill”). Our total investment of approximately $74.4 million in Sill is comprised of an indirect common equity interest investment of approximately $58.5 million and a concurrent senior secured debt investment of approximately $15.9 million made through our wholly-owned subsidiary, Sill Strategic Capital DebtCo, LLC. Following the closing of the transaction, in addition to our ownership, certain members of the current Sill executive management team will participate in the equity and debt ownership with us. In connection with the Sill acquisition, we issued a press release dated October 24, 2023, a copy of which is attached herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release dated October 24, 2023 (Filed herewith.)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Note Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the items described herein, are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on the beliefs and assumptions of the Company’s management and on the information currently available to management at the time of such statements. Forward-looking statements generally can be identified by the words “believes,” “expects,” “intends,” “plans,” “will,” “estimates” or similar expressions that indicate future events. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. Any forward-looking statement made by us in this Current Report is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. Important risks, uncertainties and factors that could cause actual results to differ materially from those in the forward-looking statements include the risks associated with the Company’s ability to pay distributions and the sources of such distribution payments, the Company’s ability to locate and make suitable investments, the economy and the broader financial markets, which may have a significant negative impact on the Company's (and its businesses) financial condition, results of operations, cash flows and net asset value per share and other risks described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and the other documents filed by the Company with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2023		CNL Strategic Capital, LLC a Delaware limited liability company

	By:	/s/ Chirag J. Bhavsar
Chirag J. Bhavsar Chief Executive Officer